EXHIBIT 4.55

                        FORM OF CASHLESS EXERCISE WARRANT

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SALE TO THE HOLDER OF THIS SECURITY OF THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE ACT OR REGISTRATION UNDER STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ACQUIRED, AND SUCH SHARES OF COMMON STOCK MUST BE ACQUIRED, FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. __

Right to Purchase _________ Shares of Common Stock of Vertical Computer Systems, Inc.

                         VERTICAL COMPUTER SYSTEMS, INC.

                  Common Stock Purchase Warrant (the "Warrant")

                  VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, _____________, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time up to and including five years (5) years after the date hereof, and before 5:00 p.m., Los Angeles time, on _________, 20__, ________________ (_________) fully paid and nonassessable shares of Common Stock, $.00001 par value, of the Company (hereinafter the "Warrants") at an exercise price ("Exercise Price") per share initially equal to $______, which Exercise Price is not less than the Fair Market Value (defined below) of the Common Stock determined immediately prior to issuance.. The number of such shares of Common Stock and the Exercise Price are subject to adjustment as provided in this Warrant.

         1. Conditions and Rights of Holder to Exercise Warrants.

                  (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the Form of Subscription attached hereto as Exhibit 1, duly executed by such Holder or by such Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by
(i) payment in full of the Exercise Price payable in respect of the number of shares of Common Stock purchased upon such exercise or (ii) by the Holder surrendering an amount of Common Stock represented by the Warrant having a Fair Market Value (defined below) equal to or greater than (but only if by a fractional share) the required aggregate Exercise Price, in which case the Holder would receive an amount of Common Stock to which it would otherwise be entitled upon such exercise, less the surrendered shares, or (iii) any combination of the methods described in the foregoing clauses (i) and (ii). If
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exercised pursuant to Section 1(a)(i) hereof, the Exercise Price shall be paid by cash, certified or official bank check, or wire transfer. For the purposes of this Warrant, "Fair Market Value" shall mean (1) if the Common Stock is then listed or quoted on a national securities exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the last reported closing price per share of Common Stock through such exchange or market, as applicable, (2) if subclause
(1) is not applicable and the Common Stock is then quoted on the OTC Bulletin Board, the average of the last reported closing bid and ask prices per share of Common Stock on the OTC Bulletin Board, (3) if neither subclause (1) nor subclause (2) above are applicable and prices for the Common Stock are reported in the "Pink Sheets" published by the National Quotation Bureau (or a similar organization or entity), the average of the last reported closing bid and ask prices per share of Common Stock as listed in the Pink Sheets and (4) if none of subclauses (1), (2) or (3) above are applicable, the fair market value per share of common stock on date the date of determination as established in good faith by the Company's Board of Directors.

                  (b) Effective Time of Exercise. Each exercise of this Warrant will be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in
Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Common Stock is or are issuable upon such exercise as provided in Section 1(c) below will be deemed to have become the holder or holders of record of the Common Stock represented by such certificates.

         2. Delivery of Stock Certificates, etc., on Exercise.

                  (a) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense shall cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (i) a certificate or certificates for the number of
shares of Common Stock to which such
Holder is entitled; and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the Original
Issue Date) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such shares called for on the face of this Warrant (without giving effect to any adjustment therein) minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.
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                  (b) No Fractional Shares. No fractional shares of Common Stock shall be issued upon any exercise of this Warrant, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Fair Market Value of a whole share of Common Stock of the Company on the business day preceding the day of exercise.

As soon as practicable after the exercise of this Warrant, and in any event within five business days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled on such exercise, in such denominations as may be requested by such Holder, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value of one full share, together with any other stock or other securities any property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         3. Dilution.

             a. Dividends, Etc. If the Company shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock, the Exercise Price in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately decreased, effective at the opening of business on the next following full business day.

             b. Splits, Combinations, Etc. If the Company shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the Exercise Price in effect immediately prior to such action shall be proportionately decreased in the case of a split or increased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

         4. Protection in Case or Reclassification, Etc. In case of any reclassification or change of the terms of the outstanding shares of the class of Common Stock issuable upon the exercise of this Warrant, then upon exercise of this Warrant (other than a change relating to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another company (other than a merger in which the Company is the continuing company or which does not result in any reclassification or change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant, other than a split or combination of shares), or in case of any sale or conveyance to any other person or entity of all or substantially all of the assets of the Company, the Company shall use its best efforts to execute an agreement providing that the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, dividend, distribution, consolidation, merger, sale or conveyance by a holder of
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the number of shares of Common Stock of the Company for which this Warrant might have been exercised immediately prior to such reclassification, change, dividend, distribution, consolidation, merger, sale or conveyance. This Section
4 shall apply to successive reclassifications and changes of and dividends and distributions on shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notice of the execution of any agreement pertaining to such reclassification, change, dividend, distribution, consolidation, merger, sale or conveyance shall be given to the holder of this Warrant as soon as practicable and in any event not less than ten (10) business days before any such transaction is consummated.

         5. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on the exercise of this Warrant.

         6. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

         7. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 6, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for purchase hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Warrant Agent. The Company will act as the exercise agent for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to
Section 1. The Company may, by written notice to the Holder, appoint an agent having an office in the United States of America, for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to Section 1, redeeming this Warrant pursuant to Section 2, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.
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         10. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, until properly exercised.

         11. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or at the address shown for such Holder on the register of Warrants referred to in Section 6.

         12. Miscellaneous. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement or such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         13. "Piggy-Back" Registration Rights.

         a. Grant of Right. The Holder of this Warrant shall have the right for a period of five years from the date of grant of this Warrant to include all or any part of this Warrant and the shares of Common Stock underlying this Warrant (collectively, the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter in its sole discretion may limit the number of Registrable Securities to be included in the registration, or may exclude Registrable Securities entirely from such registration. In such case, the Company shall so advise Holder whose Registrable Securities otherwise would be included in such registration and underwritten offering shall be allocated among other selling shareholders requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by Holder and registrable shares each of such other selling shareholders at the date of filing of the Registration Statement. If Holder disapproves of the terms and conditions of the underwritten offering, Holder may withdraw therefrom by written notice to the Company and the managing underwriter(s). Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from such registration.

         b. Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including any filing fees payable to the National Association of Securities Dealers, Inc. (NASD), but the Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder to represent it in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the
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Company shall furnish the then Holder of outstanding Registrable Securities with prompt written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The Holder of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty days of the receipt of the Company's notice of its intention to file a registration statement. Nothing contained in this Warrant shall be construed as requiring any Holder to exercise this Warrant or any part thereof prior to the initial filing of any registration statement or the effectiveness thereof. The Company shall have the right to terminate or withdraw any registration initiated by the Company under this
Section 5 prior to the effectiveness of such registration whether or not Holder has elected to include Registrable Securities in such registration.

         14. "Leak-Out" Provision. The Holder agrees that it will be subject to a leak-out provision whereby the sale of any shares of the Company stock purchased pursuant to this Warrant shall be limited to no more than ___________ percent (___%) of the average daily volume for the proceeding ____ (__) months for each week.


IN WITNESS WHEREOF, Vertical Computer Systems, Inc. has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:   _________, 200_

                                             VERTICAL COMPUTER SYSTEMS, INC.


                                             By:
                                                --------------------------------
                                                Richard Wade, President/CEO